UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

RESOLUTE FOREST PRODUCTS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2022

RESOLUTE FOREST PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33776	98-0526415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Resolute Forest Products Inc.

1010 De La Gauchetière Street West, Suite 400

Montreal, Quebec, Canada H3B 2N2

(Address and zip code of principal executive offices)

(514) 875-2160

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	RFP	New York Stock Exchange Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01.	OTHER EVENTS.

Supplemental Disclosures

As previously disclosed, on July 5, 2022, Resolute Forest Products Inc. (“Resolute” or the “Company”) entered into an Agreement and Plan of Merger (as it may be amended, modified or supplemented from time to time, the “merger agreement”) with Domtar Corporation (“Domtar”), Terra Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Domtar (“Merger Sub”), Karta Halten B.V., and Paper Excellence B.V. Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Domtar. On September 20, 2022, Resolute filed a definitive proxy statement (the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to the special meeting of Resolute’s stockholders scheduled to be held on October 31, 2022 (the “special meeting”).

Explanatory Note

In connection with the merger agreement, three complaints have been filed in the United States District Court for the Southern District of New York. The complaints are captioned as follows: Carter v. Resolute Forest Products Inc. et al., No. 1:22-cv-07466 (filed Aug. 31, 2022); Coffman v. Resolute Forest Products Inc. et al., No. 1:22-cv-08623 (filed Oct. 11, 2022); and Finger v. Resolute Forest Products Inc. et al., No. 1:22-cv-01338 (filed Oct. 11, 2022). The foregoing complaints are referred to as the “Merger Actions.”

The Merger Actions generally allege that either the preliminary proxy statement filed by the Company with the SEC on August 5, 2022, or the Definitive Proxy Statement, misrepresents and/or omits certain purportedly material information relating to the Company’s financial projections, the analyses performed by the financial advisor to the Resolute Board of Directors in connection with the merger, potential conflicts of interest of the Company’s officers and directors, and the events that led to the signing of the merger agreement. The Merger Actions assert violations of Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-9 promulgated thereunder against all defendants (the Company and its Board of Directors) and violations of Section 20(a) of the Exchange Act against the Company’s directors. The Merger Actions seek, among other things, injunctions enjoining the stockholder vote on the merger and the consummation of the merger unless and until certain additional information is disclosed to Resolute stockholders, rescission and damages if the merger is consummated, costs of the action, including plaintiffs’ attorneys’ fees and experts’ fees, and other relief the court may deem just and proper.

The Company cannot predict the outcome of the Merger Actions. The Company believes that the Merger Actions are without merit, and Resolute and the individual defendants intend to vigorously defend against the Merger Actions and any subsequently filed similar actions.

While the Company believes that the disclosures set forth in the Definitive Proxy Statement comply fully with all applicable law and denies the allegations in the pending Merger Actions described above, in order to moot plaintiffs’ disclosure claims, avoid nuisance and possible expense and business delays, and provide additional information to its stockholders, the Company has determined voluntarily to supplement certain disclosures in the Definitive Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Merger Actions described above that any additional disclosure was or is required or material.

All page references used herein refer to pages in the Definitive Proxy Statement, and capitalized terms used below, unless otherwise defined, have the meanings set forth in the Definitive Proxy Statement. Underlined and bolded text shows text being added to a referenced disclosure in the Definitive Proxy Statement and stricken-through text shows text being deleted from a referenced disclosure in the Definitive Proxy Statement. This Current Report on Form 8-K is incorporated into, and amends and/or supplements, the Definitive Proxy Statement as provided herein. Except as specifically noted herein, the information set forth in the Definitive Proxy Statement remains unchanged.

Supplemental Disclosures to Definitive Proxy Statement

The disclosure under the heading “Publicly Traded Comparable Companies Analysis” is hereby amended and supplemented by replacing the third full paragraph under that heading, on page 60 of the Definitive Proxy Statement, in its entirety with the following:

The selected public comparable companies varied significantly based upon company scale, business risks, growth prospects and geography, as well as prevailing market trends. Based on its experience and professional judgment and taking into consideration, among other things, (i) the observed multiples for the public comparable listed above, (ii) the different business, financial and operating characteristics of the companies and (iii) the business mix of the Company and the relative weights of its different segments, CIBCWM applied EV / 2022E EBITDA multiple range of 2.2x to 2.7x to the Company’s EBITDA for the twelve months ending on December 31, 2022 of $713 million as provided by Company management. CIBCWM calculated the value per share for the Company based on the enterprise value less financial debt, deficit of the pension fund (net of tax assets), and minority interest, plus cash and cash equivalents and adjusted, as deemed appropriate. CIBCWM also calculated the value per share for the Company including present value of the recovery of estimated duties deposited as at June 30, 2022 estimated by the Company’s management at $500 million and, also, the total duties forecasted to be deposited at December 31, 2026 (the end forecasted period) estimated at $850 million. The recovery assumptions used were identical to those used to calculate the CVR component of the merger consideration. Below is a chart of the multiples of the companies used in the publicly traded comparable companies analysis:

EV / 2022E EBITDA Multiple
Wood Product Companies
Canfor Corporation[1]	1.1x
Interfor Corporation	1.5x
West Fraser Timber Co. Ltd.	2.0x

Market Pulp Companies
Canfor Pulp Products Inc.	5.7x
Mercer International Inc.	3.5x

Paper Companies
Norske Skog ASA	2.8x
Sappi Limited	3.4x
Sylvamo Corporation	3.6x

[1]	Excludes pulp operations

The disclosure under the heading “Precedent Transactions Analysis” is hereby amended and supplemented by replacing the first full paragraph under that heading, on page 61 of the Definitive Proxy Statement, in its entirety with the following:

CIBCWM performed a precedent transactions analysis, which attempts to provide an implied value of a company based on publicly available financial terms of selected precedent transactions. CIBCWM compared publicly available statistics for certain transactions since 2011 with transaction enterprise value above $150 million involving businesses that CIBCWM judged to be similar in certain respects to the Company’s business or aspects thereof based on CIBCWM’s professional judgment and experience. For these transactions, CIBCWM reviewed the ratio of the enterprise value of the transaction to the last 12 months EBITDA prior to the announcement date of the applicable transaction (such ratio, the “EV / LTM EBITDA multiple”), based on publicly available financial information. CIBCWM reviewed a range of precedent transactions for which it believed were appropriate or meaningful and excluded certain transactions that it believed were not appropriate or for which information was not readily available. The precedent transactions multiples are dependent on the industry segment and point in the cycle. Based on the review of information, precedent transactions were completed at multiples in a range of 1.0x to 8.4x based on the last twelve months before the transaction announcement:

Announcement Date	Acquirer	Target	EV / LTM EBITDA Multiple
December 2021	BillerudKorsnas AB	Verso Corporation	6.0x

November 2021	Interfor Corporation	EACOM Timber Corporation	1.0x

October 2021	West Fraser Timber Co. Ltd.	Angelina Forest Products Lumber Mill	n.a.

May 2021	Paper Excellence Group	Domtar Corporation	8.4x

May 2021	Interfor Corporation	4 sawmills from Georgia- Pacific Wood Products LLC and GP Wood Products LLC	n.a.

April 2021	GreenFirst Forest Products Inc.	Forest & Paper Products Assets from Rayonier A.M. Canada G.P. and Rayonier A.M. Canada Industries Inc.	2.9x

December 2019	Resolute Forest Products Inc.	3 sawmills from Conifex Timber Inc.	n.a.

August 2019	Sappi Limited	Rayonier Advanced Materials (Matane Mill)	3.3x

August 2018	Pixelle Specialty Solutions LLC	Glatfelter Corporation Specialty Paper Business	12.2x

May 2018	ND Paper LLC, a wholly owned subsidiary of Nine Dragons Paper (Holdings) Limited	Catalyst Paper Corporation U.S. Paper Operations	n.a.

May 2018	Conifex Timber Inc.	2 sawmills from BW SLC Holdings, LLC, an affiliate of Blue Wolf Capital Partners LLC and the minority shareholders of Caddo River Forest Products, LLC	n.a.

July 2017	West Fraser Timber Co. Ltd.	Gilman Companies Sawmills	6.5x

May 2017	Rayonier Advanced Materials Inc.	Tembec Inc.	6.3x

May 2016	International Paper	Weyerhaeuser Company Pulp Mills	5.2x

February 2014	Interfor Corporation	Tolleson Lumber Company	4.6x

January 2014	Verso Corporation	NewPage Holdings Inc.	5.7x

March 2013	Kelso & Company, L.P.	EACOM Timber Corporation	96.4x

November 2011	Resolute Forest Products Inc.	Fibrek Inc.	4.9x

The disclosure under the heading “General” is hereby amended and supplemented by replacing the first full paragraph on page 65 of the Definitive Proxy Statement in its entirety with the following:

Under the terms of its engagement letter dated June 20, 2022, CIBCWM provided the Company financial advisory services and an opinion, described in this section and attached to this proxy statement as Annex B, in connection with the merger. As compensation for CIBCWM’s financial advisory services, the Company has agreed to pay CIBCWM a fee, approximately 75% of which is contingent upon the closing of the merger, of approximately $20 million (the “CIBCWM transaction fee”). As compensation for CIBCWM rendering a financial opinion to the Board, the Company paid CIBCWM a fee equal to $1.5 million, which will be credited against the CIBCWM transaction fee payable if the merger is consummated. In addition, the Company has agreed to indemnify CIBCWM and its affiliates, its and their respective directors, officers, employees and agents and each other person, if any, controlling CIBCWM or any of its affiliates, against any losses, claims, damages or liabilities, including certain liabilities under the federal securities laws, relating to, arising out of or in connection with CIBCWM’s engagement and to reimburse certain expenses relating to such indemnity.

Additional Information and Where to Find It

In connection with the proposed transaction, on September 20, 2022, Resolute filed with the SEC the Definitive Proxy Statement. Beginning on September 20, 2022, Resolute mailed the Definitive Proxy Statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. The Definitive Proxy Statement and other relevant materials in connection with the proposed transaction filed by Resolute with the SEC may be obtained free of charge on Resolute’s website at www.resolutefp.com or the SEC’s website at www.sec.gov. Investors and security holders will also be able to obtain copies of the Definitive Proxy Statement and other documents filed with Canadian securities regulatory authorities by Resolute at no charge through the website maintained by the Canadian Securities Administrators at www.sedar.com. Investors and stockholders of Resolute are urged to read the Definitive Proxy Statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction because they contain important information about Resolute and the proposed transaction.

Participants in the Merger Solicitation

Resolute and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of Resolute stockholders in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of Resolute’s executive officers and directors in the solicitation by reading Resolute’s proxy statement for its 2022 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and the Definitive Proxy Statement and other relevant materials that have been or will be filed with the SEC in connection with the proposed transaction when they become available. Information concerning the interests of Resolute’s participants in the solicitation, which may, in some cases, be different than those of Resolute’s stockholders generally, are set forth in the Definitive Proxy Statement relating to the proposed transaction.

Cautionary Statements Regarding Forward-Looking Statements

Statements in this document that are not reported financial results or other historical information of the Company are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, for example, statements included in this document relating to the potential benefits of the proposed transaction between the Company and Domtar; the prospective performance and outlook of the Company’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “should,” “would,” “could,” “will,” “may,” “expect,” “believe,” “see,” “intends,” “continue,” “positioned,” “maintain,” “remain,” “build,” “pursue,” “accelerate,” “plan,” “grow,” “allow,” “look,” “provide,” “create,” “support,” “estimated,” “drive,” “maximize” and other terms with similar meaning indicating possible future events or potential impact on the Company’s business or its stockholders. The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs, and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: uncertainties as to the timing of the proposed transaction; the risk that the proposed transaction may not be completed in a timely manner or at all; the possibility that competing offers or acquisition proposals for the Company will be made; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances that would require the Company to pay a termination fee or other expenses; the inability to recover softwood lumber duty refunds in a timely manner or at all; the effect of the pendency of the proposed transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; and risks related to diverting management’s attention from the Company’s ongoing business operations. In addition, please refer to the documents that the Company files with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties with respect to the Company and its business that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this document. All forward-looking statements in this document are expressly qualified by the cautionary statements contained or referred to above and in the Company’s other filings with the SEC and the Canadian securities regulatory authorities. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

Date: October 25, 2022	By:	/s/ Stephanie Leclaire
	Name:	Stephanie Leclaire
	Title:	Senior Vice President, Corporate Affairs and Chief Legal Officer